Exhibit 10.21

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY

AGREEMENT

THIS AMENDMENT NUMBER 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment No.2”), dated as of April 18, 2022 is entered into by and among CREDOVA SPV I, LLC, a Delaware limited liability company (the “Borrower”) and PFM CREDIT RECOVERY FUND I, LLC, a Delaware limited liability company (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Loan Agreement (as defined below). The Borrower and Lender (sometimes singularly referred to as a “Party” and collectively referred to as “Parties”) agree as follows:

RECITALS

WHEREAS, the Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement, dated as of November 11, 2021 and amended by Amendment No.1 dated January 3, 2022 (as amended, the “Loan Agreement”);

WHEREAS, upon the request of the Borrower, the Borrower and Lender have agreed, subject to the terms and conditions set forth herein, to amend the Loan Agreement as set forth below.

NOW THEREFORE, for good and valuable consideration, the Parties agree as follows:

1.	Amendment to Section 1.1. – Definitions

The definition of “BNPL Receivable” is hereby added in its entirety as follows:

“BNPL Receivable” means a ‘buy now pay later’ receivable.

The definition of “Borrowing Base” is hereby deleted in its entirety and is replaced with the following:

“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of (i) the difference between (a) the Unpaid Principal Balance of the Eligible Receivables and (b) $500,000, and (ii) an amount equal to the sum of (a) eighty-five percent (85%) of the aggregate Adjusted Unpaid Principal Balance of Eligible RISC Receivables (other than Prime RISC Receivables) that are less than thirty-one (31) days past due, (b) ninety percent (90%) of the aggregate Adjusted Unpaid Principal Balance of Eligible Prime RISC Receivables and CL Receivables that are less than thirty-one (31) days past due, (c) sixty percent (60%) of the aggregate Adjusted Unpaid Principal Balance of Eligible BNPL Receivables that are less than thirty-one (31) days past due, and (d) thirty-seven and one-half percent (37.50%) of the aggregate Adjusted Unpaid Principal Balance of Eligible Receivables that are more than thirty (30) days, but no more than sixty (60) days, past due. No Write-Off, Liquidated Receivable or Receivable that is more than sixty (60) days past due shall be included as an “Eligible Receivable” for purposes of calculating the Borrowing Base.

The definition of “Eligible Receivable” is hereby deleted in its entirety and is replaced with the following:

“Eligible Receivable” means, as of any date, any Receivable with respect to which all of the representations and warranties set forth on Exhibit B (or on Exhibit B1 attached hereto with respect to BNPL Receivables) are true and correct in all respects as of such date; provided, however, that any ‘sporting good’ RISC Receivable pledged to the facility on or after June 30, 2022 shall be deemed ineligible for funding.

The definition of “Funding Termination Date” is hereby deleted in its entirety and is replaced with the following:

“Funding Termination Date” means December 31, 2023.

The definition of “Maturity Date” is hereby deleted in its entirety and is replaced with the following:

“Maturity Date” means, with respect to the Note, the date, subsequent to the Revolving Period, that is the earlier of: (a) nine (9) months following the Funding Termination Date; and (b) the Remittance Date on which the Aggregate Outstanding Advances are $1,000,000 or below.

The definition of “Receivable” is hereby deleted in its entirety and is replaced with the following:

“Receivable” means any of the RISC Receivable, CL Receivable or BNPL Receivable.

2.	Amendment to Section 2.3. Interest. Part (a) of Section 2.3 is hereby deleted in its entirety and replaced with the following:

(a) The Aggregate Outstanding Advances with respect to RISC Receivables (other than Prime RISC Receivables) shall bear interest from and including the first (1st) day of an Interest Period to but excluding the last day of such Interest Period at a rate per annum equal to fifteen percent (15%) and the Aggregate Outstanding Advances with respect to Prime RISC Receivables, CL Receivables and BNPL Receivables shall bear interest from and including the first (1st) day of an Interest Period to but excluding the last day of such Interest Period at a rate per annum equal to the greater of (i) ten percent (10%) and (ii) Prime Rate plus five and a half percent (5.5%) (together, the “Facility Interest Rate”); provided that from and after the occurrence of an Event of Default, the Facility Interest Rate shall be equal to the Default Rate; provided further, that if Borrower pays or prepays all or any portion of the Aggregate Outstanding Advances in accordance with Section 4.4, interest on such paid or prepaid amounts shall cease to accrue upon such payment or prepayment. Interest on the Aggregate Outstanding Advances shall be payable on each Remittance Date. The applicable Facility Interest Rate for each Interest Period shall be determined by Lender and written notice of such Facility Interest Rate given to Borrower at least two (2) Business Days prior to the beginning of such Interest Period in accordance with the applicable provisions hereof, and such determination shall be prima facie evidence of the correctness of such determination. Notwithstanding anything to the contrary contained herein, during the Revolving Period, in the event that Borrower’s aggregate interest payments hereunder for any of the three month periods specified below are less than the amount specified below (the “Minimum Interest Payment”), then Borrower shall be required to pay to Lender on the last Remittance Date in such three month period an amount (the “Minimum Interest Payment Amount”) equal to the difference between the Minimum Interest Payment and the amount of interest actually paid during such three month period:

On the Remittance Date in April 2022 and for each third (3rd) Remittance Date thereafter, $475,000.

3.	Amendment to Section 8.3. Trigger Events. BNPL Receivables shall be treated as part of CL Receivables for purposes of calculations described in Sections 8.3(a) and 8.3(b).

4.	Sale of CL Receivables. So long as no Default has occurred and Borrower and Parent are in compliance with their financial covenants and all other terms of the Loan Documents, Borrower may sell to Parent, and Parent may purchase from Borrower, on a one-time basis, up to 50% of the unpaid principal balance of its CL Receivables (not to exceed $4,000,000 in aggregate). Any such sale shall occur no later than May 31, 2022 and shall not result in a Borrowing Base Deficiency, Event of Default, or cause the portfolio concentration limits to be breached. All proceeds from any such sale shall be deposited directly in the Collection Account.

5.	Representations and Warranties. The Borrower represents and warrants to the Lender that all of the Representations and Warranties in Article V of the Loan Agreement, as amended are true and correct in all material respects as of the date hereof.

6.	Conditions to Effectiveness. This amendment shall become effective upon (i) execution and delivery of this Amendment by each of the Parties.

7.	Survival of Other Provisions. Unless specifically amended herein, all of the other covenants, agreements, representations, warranties, promises or other terms and conditions of the Loan Agreement shall remain in full force and effect without any change whatsoever.

8.	Entire Agreement. This Amendment No. 2 constitutes the full and entire understanding and agreement of the Parties with respect to the subject matter hereof, and there are no further or other agreements or undertakings, written or oral, in effect between the Parties relating to the subject matter hereof unless expressly referred to in this Amendment No. 2.

9.	Counterparts. This Amendment No. 2 may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

10.	Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first above written.

LENDER:

PFM CREDIT RECOVERY FUND I, LLC

By:	/s/ Peter Faigl
Name:	Peter Faigl
Title:	PM

BORROWER:

CREDOVA SPV I, LLC

By:	/s/ Sam Paul
Name:	Sam Paul
Title:	Partner

Signature page to Amendment No. 2

4